UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington,  D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 26, 2016

UQM Technologies, Inc.
(Exact name of registrant as specified in its charter)

Colorado	1-10869	84-0579156
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4120 Specialty Place
Longmont, Colorado 80504
(Address of principal executive offices, including zip code)

(303) 682-4900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a‑12)

[  ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02Termination of a Material Agreement.

On December 26, 2016, UQM Technologies, Inc. (the “Company”) terminated the Amended and Restated Stock Issuance and Purchase Agreement (the “Agreement”) dated as of September 26, 2016, between the Company and American Compass, Inc., a subsidiary of  Hybrid Kinetic Group Limited (“Buyer”), because a number of the conditions to close had not been satisfied or waived prior to the December 25, 2016 deadline specified in the Agreement (the “End Date”).  Pursuant to the terms and conditions of the now-terminated Agreement, Buyer had agreed to purchase 66,500,000 newly issued shares of common stock of the Company for aggregate consideration of $47,880,000.  Had the transaction closed and the shares been issued, they would have equaled approximately 58% of the Company’s common stock.

Among the closing conditions under the Agreement that were not satisfied or waived by the End Date were (a) the approval by the Company’s shareholders of an amendment to the Company’s Articles of Incorporation to reduce the voting requirements for future amendments to the Articles of Incorporation and other corporate actions from the current two-thirds threshold to a majority threshold, and (b) completion of the approval process by the U.S. Committee on Foreign Investment in the United States.  The Company did not incur any penalties under the Agreement for terminating it after the End Date.

A copy of the press release announcing the termination is included as Exhibit 99.1 to this report.

Item 9.01Financial Statements and Exhibits.

(d)Exhibits

The following exhibit is furnished as part of this Current Report on Form 8-K.

Exhibit No.	Description of Exhibit
99.1	Press Release dated December 27, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

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UQM TECHNOLOGIES, INC.

Dated: December 27, 2016	By: /s/DAVID I. ROSENTHAL
David I. Rosenthal
Treasurer, Secretary and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.Description of Exhibit

99.1Press Release dated December 27, 2016